Exhibit 10.23
SECOND AMENDMENT
TO
OFFICE LEASE AGREEMENT
     THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is dated for reference purposes the 4th day of January, 2006, by and between CITY CENTRE ASSOCIATES, a Delaware general partnership (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).
RECITALS
     A. Landlord’s predecessor in interest, Bentall City Centre L.L.C., and Tenant’s predecessor in interest, Scope International, Inc., entered into that certain U.S. Bank Centre Office Lease Agreement dated as of September 28, 1998, as amended by an Assignment and Amendment of Lease dated August 1, 2002 (the “First Amendment”) (as amended, the “Lease”) for the lease of certain premises (the “Premises”) located in the U.S. Bank Centre, 1420 Fifth Avenue, Seattle, Washington, and commonly know as Suite 2675. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the same meaning as they are given in the Lease.
     B. Tenant has exercised its Option to Renew and Expand pursuant to the terms of Section 3.5 of the First Amendment. Landlord and Tenant have agreed upon the terms of Tenant’s lease for the Renewal Term and desire to enter into this Amendment for the purpose of memorializing such terms.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Extension of Term and Expansion of Premises. The Lease term is hereby extended for a period of five (5) years commencing on September 1, 2006, and expiring on August 31, 2011 (the “Extended Term”). Except as expressly set forth in this Amendment, all terms and conditions of the Lease shall apply to the Extended Term. Effective as of the commencement of the Extended Term, the Premises shall be expanded by the Gores & Blais Space (as defined in the First Amendment). The parties acknowledge that the Gores & Blais Space contains 9,282 rentable square feet (as determined in accordance with the 1996 BOMA Standard) and, accordingly, the entire Premises for the Extended Term will contain 13,156 rentable square feet.
     2. Extended Term Basic Rent. The Basic Rent for the Extended Term shall be as follows:

Months	Monthly Installment	Rent Per Rentable Sq.Ft.
9/1/06 — 8/31/11	$34,863.40	$31.80
     3. Operating Expenses; Tenant’s Proportionate Share. With respect to the Extended Term, the “Base Year” for the purpose of determining Tenant’s Proportionate Share of Operating

Expenses shall be the calendar year 2006 and Tenant shall commence paying Tenant’s Proportionate Share of increases in Operating Expenses effective January 1, 2007. With respect to the Extended Term, Tenant’s Proportionate Share shall be as follows:
1.39% of Total Rentable Area of Building (based on the Building size of 943,575 rentable square feet).
1.52% of Total Rentable Area of Office Tower (based on the Office Tower size of 863,767)
     4. Parking. During the Extended Term, Tenant shall have the right to use one (1) parking stall per 1,200 rentable square feet of the Premises (for a total of eleven (11) parking stalls). All such parking stalls shall be subject to the terms of the Lease provided, however, that one (1) reserved stall and three (3) non-reserved stalls of the eleven (11) stalls allocated will be free of charge during the Extended Term. Tenant shall have the one time right to convert the one (1) free reserved stall to two (2) free non-reserved stalls by giving Landlord thirty (30) days prior written notice.
     5. Commission. Landlord shall pay Omeros’ broker, Ed Curtis of Washington Partners, a commission in connection with this Agreement in the amount of $2.50 per rentable square feet of space in the Premises. The commission, $32,890, will be due within fifteen (15) days of execution of this Agreement and upon receipt of invoice.
     6. Ratification. Except as expressly set forth herein, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified by Landlord and Tenant.
[Signatures appear on next page.]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
TENANT:
OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos

Gregory A. Demopulos, M.D.
Chairman & CEO
LANDLORD:
CITY CENTRE ASSOCIATES,
a Delaware general partnership

By:	BCC EQUITY L.L.C., a
Washington limited liability company,
Its Managing Joint Venturer

By:	BENTALL CAPITAL (U.S.), INC.,
a California corporation
Its Authorized Agent

By:	/s/ Gary J. Carpenter

Gary J. Carpenter
Executive Vice President

By:	/s/ Betsy Sutherland

Betsy Sutherland, Carpenter
Vice President and Regional Manager

LANDLORD’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.
     On this 5th day of January, 2006, before me personally appeared Gary Carpenter, to me known to be the Executive Vice President of Bentall Capital (U.S.), Inc., the authorized agent of BCC Equity L.L.C., the managing joint venturer of CITY CENTRE ASSOCIATES, the general partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Stephanie A. Craig
Notary Public in and for the State of Washington,
residing at Bremerton My commission expires: 11-29-07 Stephanie A. Craig [Type or Print Notary Name]

     (Use This Space for Notarial Seal Stamp)

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.
     On this 5th day of January, 2006, before me personally appeared Betsy Sutherland, to me known to be the Vice President and Regional Manager of Bentall Capital (U.S.), Inc., the authorized agent of BCC Equity L.L.C., the managing joint venturer of CITY CENTRE ASSOCIATES, the general partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Stephanie A. Craig
Notary Public in and for the State of Washington,
residing at Bremerton My commission expires: 11-29-07 Stephanie A. Craig [Type or Print Notary Name]

     (Use This Space for Notarial Seal Stamp)

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.
     On this 4th day of January, 2006, before me personally appeared Gregory A. Demopulos, M.D., to me known to be the Chairman and Chief Executive Officer of OMEROS CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Diane C. Smith
Notary Public in and for the State of Washington,
residing at Bellevue My commission expires: December 16, 2007 Diane C. Smith [Type or Print Notary Name]

     (Use This Space for Notarial Seal Stamp)